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                                                                     EXHIBIT 1.1

                        NEW PLAN EXCEL REALTY TRUST, INC.
                            (a Maryland corporation)

                        6,000,000 Shares of Common Stock
                           (par value $.01 per share)

                             UNDERWRITING AGREEMENT


                                                        January 23, 2002


SALOMON SMITH BARNEY INC.
LEGG MASON WOOD WALKER, INCORPORATED
MCDONALD INVESTMENTS INC.

c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

        New Plan Excel Realty Trust, Inc., a Maryland corporation (the "Company"), confirms its agreement with Salomon Smith Barney Inc. ("Salomon Smith Barney"), Legg Mason Wood Walker, Incorporated and McDonald Investments Inc. (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Salomon Smith Barney is acting as representative (in such capacity, the "Representative"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares (the "Initial Shares") of the Company's common stock, par value $.01 per share (the "Common Shares") set forth in Schedule A hereto, for an aggregate purchase price of $105,420,000 ($17.57 per share), and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 900,000 additional Common Shares (the "Option Shares") to cover over-allotments, if any. The Initial Shares and all or any Option Shares are collectively referred to herein as the "Securities." Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Prospectus (as defined below) relating to the Securities.

        The Company understands that the Underwriters propose to make a bona fide public offering of the Securities at the purchase price per share specified above as soon as the Underwriters deem advisable after this Agreement has been executed.

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-67511) covering the registration of securities, including the Securities, under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b) ("Rule 424(b)") of the rules and



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regulations of the Commission under the 1933 Act (the "1933 Act Regulations").
Such registration statement and any amendment thereto, including the exhibits thereto, the schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in each case prior to the execution and delivery of this Agreement, are collectively referred to herein as the "Registration Statement." The final prospectus and the prospectus supplement relating to the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with confirming sales of the Securities, are collectively referred to herein as the "Prospectus." For purposes of this Agreement, all references to the Registration Statement or the Prospectus or any amendment or supplement to either of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "set forth," "stated" or "described" in the Registration Statement or the Prospectus (or other references of like import) shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be, at or prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the execution and delivery of this Agreement.

        Section 1.      Representations and Warranties of the Company.

                (a) The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time and as of each Date of Delivery (if any) (as defined in Sections 2(c) and 2(b), respectively), and agrees with each Underwriter, as follows:

                                (i)     Due Establishment and Qualification.
                The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to hold mortgages, to own and lease real property and to conduct its business as described in the Prospectus; and the Company is duly qualified and is in good standing in each jurisdiction in which its ownership of property or its conduct of business requires such qualification, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business or business prospects of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect").

                                (ii)    Subsidiaries. Each subsidiary of the
                Company which is a significant subsidiary (each, a "Significant Subsidiary"), as defined in Rule 405 of Regulation C of the 1933 Act Regulations, has been duly organized and is validly existing as a partnership, corporation, limited liability company or trust in good standing under the laws of its jurisdiction of organization, has all power and authority to hold mortgages, to own and lease and operate property and conduct its business as described in the Prospectus and is duly qualified or registered as a



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                foreign partnership, corporation, limited liability company or trust to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify and be in good standing would not have a Material Adverse Effect; and all of the issued and outstanding equity interests of each Significant Subsidiary have been duly authorized and validly issued, in the case of corporations, are fully paid and non-assessable and are owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests granted in respect of indebtedness of the Company or any of its subsidiaries which are referred to in the Prospectus.

                                (iii) Registration Statement and Prospectus. The Registration Statement, at the time the Registration Statement or any amendment thereto prior to the execution and delivery of this Agreement became effective, complied, and the Prospectus, as of the date hereof and as of the Closing Time (and, if any Option Shares are purchased, at the applicable Date of Delivery), complies and will comply, as the case may be, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; the Registration Statement, at the time the Registration Statement or any amendment thereto prior to the execution and delivery of this Agreement became effective and as of the date hereof (and, if any Option Shares are purchased, at the applicable Date of Delivery) did not and does not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of the date hereof and as of the Closing Time (and, if any Option Shares are purchased, at the applicable Date of Delivery), does not and will not, as the case may be, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or Prospectus.

                                (iv) Incorporated Documents. The documents incorporated or deemed incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, did not, and on each date thereafter on which any amendment to the Registration Statement became effective or Annual Report on Form 10-K was filed by the Company with the Commission did not, and as of the Closing Time (and, if any Option Shares are purchased, at the applicable Date of Delivery) will not, include an untrue statement of a material fact or omit to state a



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                material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

                                (v)     Accountants. The accountants who
                certified the financial statements and any supporting schedules thereto included in the Registration Statement and the Prospectus are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

                                (vi)    Financial Statements. The financial
                statements of the Company and its subsidiaries included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as any financial statements, schedules and notes of any other entity or property included therein, present fairly in all material respects the financial position of the Company and its subsidiaries or such other entity or property, as the case may be, at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its subsidiaries or such other entity or property, as the case may be, for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; the supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in all material respects in accordance with generally accepted accounting principles the information required to be stated therein; the selected financial data and the summary financial information, if any, included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; and any pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances described therein.

                                (vii)   Authorization and Delivery of this
                Agreement and the Securities. This Agreement has been duly authorized, executed and delivered by the Company; the Securities have been duly authorized for issuance, offer and sale pursuant to this Agreement and, when issued and delivered pursuant to the provisions of this Agreement against payment of the consideration therefor, the Securities will be validly issued, fully paid and nonassessable; the Securities conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder, beyond the extent of such holder's investment in the securities; and



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                the issuance of the Securities is not subject to preemptive or other similar rights of any securityholder of the Company.

                                (viii)  Capitalization. The Company has an
                authorized capitalization as set forth in the Prospectus; all of the issued and outstanding shares of capital stock of the Company have been duly authorized, and were validly issued, fully paid and nonassessable; and the issuance of such capital stock was not subject to preemptive or other similar rights of any securityholder of the Company.

                                (ix) Material Changes, Material Transactions or Distributions. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein, (1) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (2) there have been no transactions or acquisitions entered into by the Company or any of its subsidiaries other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (3) except for regular quarterly dividends on the Common Shares, Common Shares issued pursuant to the Company's Distribution Reinvestment and Share Purchase Plan, or dividends declared, paid or made in accordance with the terms of any series of preferred stock of the Company (the "Preferred Shares"), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its Common Shares or Preferred Shares.

                                (x)     No Defaults. The Company is not in
                violation of its articles of incorporation (the "Charter") or by-laws, and no Significant Subsidiary of the Company is in violation of its charter or by-laws (or similar governing documents), and neither the Company nor any Significant Subsidiary of the Company is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease (other than as disclosed in the Prospectus) or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject where the violation or default would reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and the compliance by the Company with its obligations hereunder have been duly authorized by all necessary action of the Company and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries



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                is subject, nor will such action result in any violation of the provisions of the Charter or the by-laws of the Company or the charter or by-laws (or similar governing documents) of any Significant Subsidiary of the Company or any law, administrative regulation or administrative or court order or decree.

                                (xi) Regulatory Approvals. No authorization, approval or consent of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the issuance and sale of the Securities hereunder, except such as have been obtained or rendered, as the case may be, or as may be required under state securities laws ("Blue Sky").

                                (xii) Legal Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company (for purposes of this Agreement, such knowledge shall mean the actual knowledge of either an executive officer or director of the Company) threatened against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Prospectus (other than as disclosed therein) or which would reasonably be expected to result in any Material Adverse Effect or which might materially and adversely affect the properties or assets of the Company and its subsidiaries considered as one enterprise or which might adversely affect the consummation of this Agreement or the Securities or any transaction contemplated hereby; and all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not reasonably expected to result in a Material Adverse Effect.

                                (xiii)  Contracts. There are no contracts or
                documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations which have not been so filed.

                                (xiv) Possession of Licenses and Permits. The Company and its subsidiaries possess adequate certificates, authorities or permits issued by the appropriate state or federal regulatory agencies or bodies necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably expected to result in a Material Adverse Effect.

                                (xv) Title to Property. Each of the Company and its subsidiaries has good and indefeasible title in fee simple to all real property and interests in real property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially



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                and adversely affect the conduct of the business, operations, financial condition or earnings of the Company and its subsidiaries considered as one enterprise; and, except as otherwise described in the Prospectus or as such do not materially and adversely affect the conduct of the business, operations, financial condition or earnings of the Company and its subsidiaries considered as one enterprise, any real property and buildings held under lease by the Company or any of its subsidiaries or leased by the Company or any of its subsidiaries to a third party are held or leased by the Company or any of its subsidiaries, as the case may be, under valid, binding and enforceable leases conforming to the description thereof set forth in the Prospectus (to the extent described therein), enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

                                (xvi) Environmental Laws. Except as set forth in the Prospectus, neither the Company nor any of its subsidiaries has knowledge of (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the properties owned by the Company or any of such subsidiaries, as applicable, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring off such properties as a result of any construction on or operation and use of such properties which presence or occurrence would, in either case, have a Material Adverse Effect; and in connection with the construction on or operation and use of the properties owned by the Company or any of its subsidiaries, the Company represents that it has no knowledge of any failure to comply with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials which failure would have a Material Adverse Effect.

                                (xvii) Possession of Intellectual Property. The Company and its respective subsidiaries own or possess, or can acquire on reasonable terms, the trademarks, service marks, trade names, or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and no such entity has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of such entities therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.



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                                (xviii) Internal Revenue Code. The Company is
                qualified as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code").

                                (xix) Taxable REIT Subsidiary. ERT Development Corporation ("ERT"), a Delaware corporation, qualifies as a "taxable REIT subsidiary" of the Company as defined in Section 856(l) of the Code.

                                (xx)    REIT Qualification of Predecessor
                Companies. New Plan Realty Trust and Excel Realty Trust, Inc. (whose businesses were combined in a merger transaction on September 28, 1998 to form the Company) were organized and had operated in conformity with the requirements for qualification and taxation as real estate investment trusts ("REIT") under the Code at all times throughout their respective existences.

                                (xxi) Tax Compliance. Each of the Company and its subsidiaries has filed all federal, state and local income tax returns which have been required to be filed and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, (A) in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith, or for which an extension has been granted, and (B) except in any case in which the failure to so file or pay would not have a Material Adverse Effect.

                                (xxii) Investment Company Act. The Company is not required to be registered under the Investment Company Act of 1940, as amended.

                                (xxiii) No Price Manipulation. Neither the
                Company nor any of its subsidiaries, or any of their directors, officers or controlling persons, has taken or will take, directly or indirectly, any action designed to cause or result under the 1934 Act, or otherwise in, or which has constituted or which reasonably might be expected to constitute, the unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                (b) Any certificate signed by any officer of the Company, on behalf of the Company, and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

        Section 2.      Sale and Delivery to Underwriters; Closing.

                (a) Initial Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, at a purchase price of $17.57 per share, the number of Initial Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.



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                (b)     Option Shares. In addition, on the basis of the
representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 900,000 Option Shares in the aggregate at a purchase price of $17.57 per share, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Shares but not payable on the Option Shares. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option without the Company's consent, nor in any event prior to the Closing Time, as hereinafter defined.

                (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Shares shall be made at the offices of Sidley Austin Brown & Wood LLP, 875 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (New York City time) on January 29, 2002 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called "Closing Time").

                In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on the applicable Date of Delivery as specified in the notice from the Representative to the Company.

                Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Shares and the Option Shares, if any, which it has agreed to purchase. Salomon Smith Barney, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Shares or the Option Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

                (d) Denominations; Registration. Certificates for the Initial Shares and the Option Shares, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least two full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Shares and the Option Shares, if any, will be made available for examination and packaging by the



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Representative in The City of New York not later than 10:00 A.M. (New York City time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

        Section 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

                (a) Compliance with Securities Regulations and Commission Requests. During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, the Company will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly refile such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                (b) Filing of Amendments. During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, the Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

                (c) Delivery of Registration Statement. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and conformed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will contain the same text as the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.



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                (d)     Delivery of Prospectuses. The Company will furnish to
each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with offers and sales of the Securities, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will contain the same text as the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If, at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

                (f) State Law. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions, including real estate syndication laws, as the Representative may designate if an exemption from such qualification is not available and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Representative may request.

                (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

                (h) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with offers and sales of the Securities, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                (i) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

                (j) Notification of Certain Events. Prior to the Closing Time or any Date of Delivery, as applicable, the Company will notify each Underwriter in writing immediately if any event occurs that renders any of the representations and warranties of the Company contained herein inaccurate.

                (k) Listing. The Company will use its best efforts to effect the listing of the Securities prior to the Closing Time on the New York Stock Exchange, Inc. (the "NYSE").

                (l) No Manipulation of Market for Securities. Prior to the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus, except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, the Company will not (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and (b) until the Closing Time or any Date of Delivery, as applicable, (i) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                (m) Lock-Up. For a period of 30 days from the date of the Prospectus, the Company will not, directly or indirectly, (1) offer for sale, sell, contract to sell, pledge, hedge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), directly or indirectly, any Common Shares or securities convertible into or exercisable or exchangeable for or repayable with Common Shares (other than the Securities, shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof, shares issued in connection with the acquisition of real property or interests therein, including mortgage or leasehold interests or in conjunction with any joint venture transaction to which the Company or an affiliate of the Company is or becomes a party, or shares issued in connection with the conversion or redemption of partnership units by holders of such), or sell or grant options, rights or warrants with respect to any Common Shares or securities convertible into or exercisable or exchangeable for or repayable with Common Shares (except pursuant to customary compensation arrangements and employee benefit plans), or
(2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares, whether any such transaction described in clause (1) or
(2) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, or (3) publicly disclose an intention to make any such offer, sale, pledge, hedge, swap or other transaction, in each case without the prior written consent of the Representative; and to cause each executive officer and director to furnish to the Representative, prior to the Delivery Date, a letter in form and substance to the effect set forth in Exhibit B hereto.

        Section 4.      Payment of Fees and Expenses.

                (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and filing of any amendments to the Registration Statement, (ii) the preparation and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be reasonably required in connection with the offering, purchase, sale, issuance and delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants, and other advisors or agents (including transfer agents and registrars), (v) the qualification of the Securities under state securities laws and real estate syndication laws in accordance with the provisions of
Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of a blue sky memorandum (the "Blue Sky Memorandum") and any amendment or supplement thereto, (vi) the printing and delivery to the Underwriters of copies of the Prospectus and any amendments or supplements thereto and (vii) the fees and expenses incurred in connection with the listing of the Securities on the NYSE.

                (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5(h) or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

        Section 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof, as of the Closing Time and as of each Date of Delivery, if any, of the representations and warranties of the Company contained in Section 1(a) hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

                (b) Opinions of Counsel. (i) At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Hogan & Hartson L.L.P., counsel for the Company, in form and substance reasonably satisfactory to counsel to the

Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, substantially to the effect set forth in Exhibit A hereto.

            (i) At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Hogan & Hartson L.L.P., as tax counsel for the Company, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect that the Company has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code, for its taxable years ended December 31, 1998 through December 31, 2001, and the Company's current organization and proposed method of operation (as described in a representation letter by the Company and in the Prospectus, including the documents incorporated by reference into and made part of the Prospectus) will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2001 and thereafter.

            (ii) At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, covering those matters requested by the Underwriters.

                In giving their opinions, the foregoing counsel may rely (A) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Company and (B) as to the qualification and good standing of the Company or any of its subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions, which opinions shall be in form and substance reasonably satisfactory to counsel for the Underwriters. In addition, Sidley Austin Brown & Wood LLP may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel reasonably satisfactory to the Representative.

                (c) Officers' Certificate. At the Closing Time, there shall not have been, since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, and the Representative shall have received a certificate of the Chief Executive Officer, President or a Senior Vice President of the Company and of the chief financial or chief accounting officer of the Company, on behalf of the Company, dated as of the Closing Time, evidencing compliance with the provisions of this subsection (c), stating that
(i) there has been no Material Adverse Effect, (ii) the representations and warranties of the Company set forth in Section 1(a) hereof are accurate as though expressly made at and as of the Closing Time, (iii) the Company has satisfied all conditions on its part to be performed or satisfied under this Section (other than those conditions expressly waived by the Underwriters) and
(iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to such officer's knowledge, are contemplated by the Commission.

                (d) Accountant's Comfort Letter. At the time of execution of this Agreement, the Representative shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance reasonably satisfactory to the Representative, together with signed or reproduced copies of such letters for each of the other Underwriters, to the effect that:

                (i) they are independent accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the consolidated financial statements and supporting schedules of the Company included or incorporated by reference in the Registration Statement and the Prospectus and covered by their opinions therein comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act, and the related published rules and regulations; (iii) they have performed limited procedures, not constituting an audit, including a reading of the latest available unaudited interim consolidated financial statements of the Company and its subsidiaries, a reading of the minute books of the Company and its subsidiaries, inquiries of certain officials of the Company and its subsidiaries who have responsibility for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such limited review and procedures nothing came to their attention that caused them to believe that (A) the unaudited interim consolidated financial statements and financial statement schedules, if any, of the Company included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the related published rules and regulations thereunder or that any material modification should be made to the unaudited condensed interim financial statements included in or incorporated by reference in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles, (B) the unaudited pro forma condensed financial statements included in or incorporated by reference in the Company's Registration Statement, do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X under the 1933 Act or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements or (C) at a specified date not more than five days prior to the date of this Agreement, there has been any change in the capital stock of the Company or increase in the consolidated long term debt of the Company or any decrease in the net assets of the Company, as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or, during the period from the date of the most recent consolidated statement of operations of the Company included or incorporated by reference in the Registration Statement and the Prospectus to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, or decrease in consolidated net income or consolidated net income per share of the Company, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the audit referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and the Prospectus and which are specified by you, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

                (e) Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section 5, except that the "specified date" referred to shall be a date not more than five days prior to the Closing Time. Any exception will be identified in such letter.

                (f) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

                (g) Additional Documents. At the Closing Time and at each Date of Delivery, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

                (h) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in
Section 4 and except that Sections 6, 7, 8 and 13 shall survive any such termination and remain in full force and effect.

                (i) Conditions to Purchase of Option Shares. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any subsidiary shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

                    (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer, President or a Senior Vice President of the Company and of the chief financial or chief accounting officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

                    (ii) Opinion of Counsel for Company. The favorable opinion of Hogan & Hartson L.L.P., counsel for the Company, in form and substance reasonably satisfactory to the Representative, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(i) hereof.

                    (iii) Opinion of Tax Counsel for Company. The favorable opinion of Hogan & Hartson L.L.P., as tax counsel for the Company, in form and substance reasonably satisfactory to the Representative, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(ii) hereof.

                    (iv) Opinion of Counsel for Underwriters. The favorable opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
Section 5(b)(iii) hereof.

                    (v) Bring-down Comfort Letter. A letter from
PricewaterhouseCoopers LLP, in form and substance reasonably satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

        Section 6.      Indemnification.

                (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof, as follows:

                    (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                    (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                    (iii) against any and all expense whatsoever (including,
                without limitation, the reasonable fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                (b) Indemnification of the Company, Directors, and Officers. Each Underwriter agrees to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof, against any and all loss, liability, claim, damage and expense of the type described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

                (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(iii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        Section 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, on the one hand, and the Underwriters, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the discount appearing on the cover page of the Prospectus bears to the price to public of the Securities appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

                Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it to purchasers exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission in the Prospectus.

        Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company on behalf of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company or any controlling person, and shall survive delivery of the Securities to the Underwriters.

        Section 9.      Termination of Agreement.

                (a) The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time, (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial, or economic conditions, in each case, the effect of which is such as to make it, in the Representative's judgment, impracticable to market the Securities or enforce contracts for the sale of the Securities, (iii) if trading in any of the Company's securities has been suspended by the Commission or the NYSE or if trading generally on the NYSE, the American Stock Exchange or the Nasdaq Stock Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental authority, (iv) if a banking moratorium has been declared by either federal, New York or Maryland authorities.

                (b)     If this Agreement is terminated pursuant to this
Section 9, such termination shall be without liability of any party to any other party except as provided in Sections 4 and 10 hereof and provided further that Sections 4, 6, 7, 8 and 13 hereof shall survive such termination and remain in full force and effect.

                Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

            (i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

            (ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Shares to be purchased and sold on such

        Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter.

        No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Shares, as the case may be, either the (i) Representative or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

        Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at 388 Greenwich Street, New York, New York 10013, attention of General Counsel; and notices to the Company shall be directed to it at 1120 Avenue of the Americas, New York, New York 10036, attention of President, with a copy to General Counsel.

        Section 12. Parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their successors, heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        Section 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

        Section 14. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall constitute a single instrument.

        Section 15. Effect of Headings. The Article, Section and Sub-Section headings herein are for convenience only and shall not affect the construction hereof.

                                    * * * * *

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

                                        Very truly yours,


                                        NEW PLAN EXCEL REALTY TRUST, INC.



                                        By:  /s/ STEVEN F. SIEGEL
                                            -----------------------------
                                            Name: Steven F. Siegel
                                            Title: Sr. V.P.


Confirmed and Accepted,
as of the date first above written:

SALOMON SMITH BARNEY INC.
LEGG MASON WOOD WALKER, INCORPORATED
MCDONALD INVESTMENTS INC.

By: Salomon Smith Barney Inc.

By:  /s/ DOUGLAS W. SESLER
    ----------------------------
      Authorized Signatory
      Douglas W. Sesler

                                   SCHEDULE A


                                                                             Number of
        Name of Underwriter                                                Initial Shares
        -------------------                                                --------------

Salomon Smith Barney Inc...........................................          3,750,000
Legg Mason Wood Walker, Incorporated...............................          1,650,000
McDonald Investments Inc...........................................            600,000
                                                                             ---------
        Total......................................................           6,000,000

                                    EXHIBIT A

                        Opinion of Hogan & Hartson L.L.P.

                (a) The Company is validly existing as a corporation and in good standing as of the date of the certificate specified in paragraph ___ above, under the laws of the State of Maryland.

                (b) The Company has the corporate power and authority to own, lease and operate its current properties and to conduct its business as described in the Prospectus.

                (c) The Underwriting Agreement has been duly authorized, executed and delivered on behalf of the Company.

                (d) The Shares have been duly authorized for issuance and sale to the Underwriters and, when issued in accordance with the provisions of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable. No holder of outstanding Common Shares has any statutory preemptive right under the Maryland Corporation Law or, to our knowledge, any contractual right to subscribe for any of the Shares.

                (e) The Registration Statement has become effective under the 1933 Act, the required filings of the Prospectus pursuant to Rule 424(b) promulgated pursuant to the 1933 Act have been made in the manner and within the time period required by Rule 424(b) and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission.

                (f) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements, schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or the Prospectus, as to which we express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations thereunder.

                (g) Each document filed pursuant to the 1934 Act and incorporated or deemed to be incorporated by reference in the Prospectus (other than the financial statements, schedules and other financial and statistical data included therein, as to which we express no opinion) complied when so filed as to form in all material respects with the 1934 Act and the applicable rules and regulations thereunder.

                (h) The Company is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

                (i) The execution, delivery and performance on the date hereof by the Company of the Underwriting Agreement do not breach or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement or contract to which the Company is a party and which is filed as an exhibit to the Registration Statement (including documents incorporated or deemed to be incorporated by reference in the Prospectus).

                (j) The execution, delivery and performance on the date hereof by the Company of the Underwriting Agreement do not (i) violate the articles of incorporation or bylaws of the Company, or (ii) to our knowledge, violate any applicable law, administrative regulation or court decree of a Maryland agency or court. No authorization, approval or consent of any governmental authority or agency of or within the State of Maryland is required that has not been obtained in connection with the execution, delivery and performance on the date hereof by the Company by the Underwriting Agreement, except such as may be required under state securities laws or real estate syndication laws.

                (k) The form of certificate evidencing the Shares complies in all material respects with the requirements of the articles of incorporation and bylaws of the Company, the requirements of the NYSE and Section 2-211 of the Maryland Corporation Law.

                (l) The Shares conform in all material respects to the description thereof set forth in the Prospectus under the caption "Description of Common Stock."

                (m) The information in the Prospectus under the captions "Description of Common Stock," "Restrictions on Ownership of Common Stock" and "Material Federal Income Tax Considerations," to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by us, and is correct in all material respects.

                (n) To our knowledge, there are no persons with registration or other similar rights to have any securities of the Company registered pursuant to the Registration Statement, or to require the Company to file any other registration statement, as a result of the offer and sale of the Shares.


                                    * * * * *

                During the course of the preparation of the Registration Statement, we participated in conferences with officers and other representatives of the Company, with representatives of the independent public accountants of the Company and with you and your representatives. While we have not undertaken to determine independently, and we do not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Registration Statement or Prospectus, we may state on the basis of these conferences and our activities as counsel to the Company in connection with the Registration Statement that no facts have come to our attention which cause us to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the prospectus supplement or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) there are any legal or governmental proceedings pending or threatened against the Company that are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein, or
(iii) there are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filed; provided that in making the foregoing statements (which shall not constitute an opinion), we are not expressing any views as to the financial statements and supporting schedules and other financial and statistical information and data included in or omitted from the Registration Statement or the Prospectus.

                                    EXHIBIT B

                        New Plan Excel Realty Trust, Inc.
                         Public Offering of Common Stock


                                                        January ___, 2002

Salomon Smith Barney Inc.
and, if applicable, as Representative of the several Underwriters
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

                This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") between New Plan Excel Realty Trust, Inc., a Maryland corporation (the "Company"), and you on your own behalf and, if applicable, as representative of a group of Underwriters named therein (if applicable), relating to an underwritten public offering of common stock, par value $0.01 per share, of the Company (the "Common Stock").

                In order to induce you and, if applicable, the other Underwriters to enter into the Underwriting Agreement, I agree that, during a period of 30 days from the date of the Underwriting Agreement, I will not, without the prior written consent of Salomon Smith Barney Inc., directly or indirectly, (1) offer for sale, sell, contract to sell, pledge, hedge or otherwise dispose of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Stock. Notwithstanding the foregoing, I may transfer any or all of the shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock owned by me by gift, will or intestate succession to members of my immediate family or to trusts the beneficiaries of which are exclusively me and/or one or more members of my immediate family, so long as such family members or trusts agree to the same 30-day limitation specified above.

                If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.


                                      Yours very truly,

                                      [SIGNATURE OF OFFICER OR DIRECTOR]

                                      [Name and address of officer or director]



                                      B-1